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                                                                     EXHIBIT 4.4

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                          REGISTRATION RIGHTS AGREEMENT

                           Dated as of March 25, 2004

                                      among

                               FEDEX CORPORATION,

                           THE GUARANTORS NAMED HEREIN

                                       and

                           J.P. MORGAN SECURITIES INC.
                         BANC OF AMERICA SECURITIES LLC
                         BANC ONE CAPITAL MARKETS, INC.
                          CITIGROUP GLOBAL MARKETS INC.
                      MERRILL LYNCH, PIERCE, FENNER & SMITH
                                  INCORPORATED
                           UTENDAHL CAPITAL GROUP, LLC
                         KBC FINANCIAL PRODUCTS USA INC.
                            MCDONALD INVESTMENTS INC.
                          MORGAN KEEGAN & COMPANY, INC.
                         THE ROYAL BANK OF SCOTLAND PLC
                            SCOTIA CAPITAL (USA) INC.
                         SUNTRUST CAPITAL MARKETS, INC.
                            VINING - SPARKS IBG, L.P.


                            as the Initial Purchasers

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                          REGISTRATION RIGHTS AGREEMENT

      REGISTRATION RIGHTS AGREEMENT (the "Agreement") dated as of March 25, 2004 among FEDEX CORPORATION, a Delaware corporation (the "Company"), FEDERAL EXPRESS CORPORATION, FEDEX FREIGHT CORPORATION, FEDEX FREIGHT EAST, INC., FEDEX GROUND PACKAGE SYSTEM, INC. and KINKO'S, INC. (collectively, the "Initial Guarantors" and, together with each subsidiary of the Company that hereafter and pursuant to the terms of the Indenture referred to herein guarantees the Company's obligations under such Indenture, the "Guarantors"), and J. P. MORGAN SECURITIES INC., BANC OF AMERICA SECURITIES LLC, BANC ONE CAPITAL MARKETS, INC., CITIGROUP GLOBAL MARKETS INC., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, UTENDAHL CAPITAL GROUP, LLC, KBC FINANCIAL PRODUCTS USA INC., MCDONALD INVESTMENTS INC., MORGAN KEEGAN & COMPANY, INC., THE ROYAL BANK OF SCOTLAND PLC, SCOTIA CAPITAL (USA) INC., SUNTRUST CAPITAL MARKETS, INC. AND VINING - SPARKS IBG, L.P. (collectively, the "Initial Purchasers").

      This Agreement is made pursuant to the Purchase Agreement dated March 22, 2004 by and among the Company, the Initial Guarantors and the Initial Purchasers (the "Purchase Agreement"), which provides for the sale by the Company to the Initial Purchasers of $600,000,000 aggregate principal amount of the Company's Floating Rate Notes due 2005 (the "Floating Rate Notes"), $500,000,000 aggregate principal amount of the Company's 2.65% Notes due 2007 (the "2007 Notes") and $500,000,000 aggregate principal amount of the Company's 3.50% Notes due 2009 (the "2009 Notes" and, together with the Floating Rate Notes and the 2007 Notes, the "Securities," which term shall include the Guarantees in respect thereof). The Securities will be guaranteed as to principal, premium, if any, and interest pursuant to the Indenture by the Guarantors (each such guarantee, a "Guarantee"). In order to induce the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the Initial Purchasers' obligations thereunder, the Company and the Initial Guarantors have agreed to provide to the Initial Purchasers and their respective direct and indirect transferees and assigns the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

      In consideration of the foregoing, the parties hereto agree as follows:

      1. DEFINITIONS. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

            "1933 ACT" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

            "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

            "ADDITIONAL INTEREST" shall have the meaning set forth in Section 2(e) hereof.

            "CLOSING TIME" shall mean March 25, 2004.

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            "COMPANY" shall have the meaning set forth in the preamble to this
      Agreement and also includes the Company's successors.

            "DEPOSITARY" shall mean The Depository Trust Company, or any other depositary appointed by the Company, including any agent thereof; provided, however, that any such depositary must at all times have an address in the Borough of Manhattan, The City of New York.

            "EXCHANGE OFFER" shall mean the exchange offer by the Company and the Guarantors of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

            "EXCHANGE OFFER REGISTRATION" shall mean a registration under the 1933 Act effected pursuant to Section 2(a) hereof.

            "EXCHANGE OFFER REGISTRATION STATEMENT" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) covering the Registrable Securities, and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated or deemed to be incorporated by reference therein.

            "EXCHANGE SECURITIES" shall mean the Floating Rate Notes due 2005, the 2.65% Notes due 2007 and the 3.50% Notes due 2009 and the Guarantees in respect thereof issued by the Company and the Guarantors under the Indenture containing terms identical to the Floating Rate Notes, the 2007 Notes and the 2009 Notes, respectively (except that (i) interest thereon shall accrue from the last date to which interest has been paid or duly provided for on the Securities or, if no such interest has been paid or duly provided for, from the Interest Accrual Date, (ii) provisions relating to an increase in the stated rate of interest thereon upon the occurrence of a Registration Default shall be eliminated, (iii) the Exchange Securities may provide for Guarantees executed by Guarantors prior to the effective date of the Exchange Offer Registration Statement with the SEC in addition to the Guarantees provided by the Initial Guarantors in respect of the Securities, (iv) the transfer restrictions and legends relating to restrictions on ownership and transfer thereof as a result of the issuance of the Securities without registration under the 1933 Act shall be eliminated, and (v) each of the Floating Rate Notes due 2005, the 2.65% Notes due 2007 and the 3.50% Notes due 2009 will be represented by one or more global Exchange Securities in book-entry form unless exchanged for Exchange Securities in definitive certificated form under the circumstances provided in the Indenture) to be offered to Holders of Registrable Securities in exchange for Registrable Securities pursuant to the Exchange Offer.

            "GUARANTEE" shall have the meaning set forth in the preamble to this Agreement.

            "GUARANTORS" shall have the meaning set forth in the preamble to this Agreement and also includes the respective successors to the Initial Guarantors.

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            "HOLDERS" shall mean (i) the Initial Purchasers, for so long as they own any Registrable Securities, and each of their respective successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture and (ii) each Participating Broker-Dealer that holds Exchange Securities for so long as such Participating Broker-Dealer is required to deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities.

            "INDENTURE" shall mean the Indenture dated as of March 25, 2004 among the Company, the Initial Guarantors and Wachovia Bank, National Association, as trustee, as the same may be further amended or supplemented from time to time in accordance with the terms thereof.

            "INITIAL GUARANTORS" shall have the meaning set forth in the preamble to this Agreement and also includes the respective successors to the Initial Guarantors.

            "INTEREST ACCRUAL DATE" means March 25, 2004.

            "INITIAL PURCHASERS" shall have the meaning set forth in the preamble of this Agreement.

            "JPMORGAN" shall mean J.P. Morgan Securities Inc. and its successors.

            "MAJORITY HOLDERS" shall mean the Holders of a majority of the aggregate principal amount of Registrable Securities outstanding, excluding Exchange Securities referred to in clause (ii) of the definition of "Holders" above; PROVIDED that whenever the consent or approval of Holders of a specified percentage of Registrable Securities or Exchange Securities is required hereunder, Registrable Securities and Exchange Securities held by the Company or any of its affiliates (as such term is defined in Rule 405 under the 1933 Act) shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage.

            "NASD" shall mean the National Association of Securities Dealers,
      Inc.

            "NOTIFYING BROKER-DEALER" shall have the meaning set forth in
      Section 3(f).

            "PARTICIPATING BROKER-DEALER" shall have the meaning set forth in
      Section 3(f).

            "PERSON" shall mean an individual, partnership, joint venture, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

            "PRIVATE EXCHANGE SECURITIES" shall have the meaning set forth in
      Section 2(a) hereof.

            "PROSPECTUS" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by

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      a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated or deemed to be incorporated by reference therein.

            "PURCHASE AGREEMENT" shall have the meaning set forth in the preamble to this Agreement.

            "REGISTRABLE SECURITIES" shall mean the Securities; PROVIDED, HOWEVER, that any Securities shall cease to be Registrable Securities when
      (i) a Registration Statement with respect to such Securities shall have been declared effective under the 1933 Act and such Securities shall have been disposed of pursuant to such Registration Statement, (ii) such Securities shall have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the 1933 Act,
      (iii) such Securities shall have ceased to be outstanding, (iv) such Securities have been exchanged for Exchange Securities which have been registered pursuant to the Exchange Offer Registration Statement upon consummation of the Exchange Offer unless, in the case of any Exchange Securities referred to in this clause (iv), such Exchange Securities are held by Participating Broker-Dealers or otherwise are not freely tradable without any limitations or restrictions under the 1933 Act (in which case such Exchange Securities will be deemed to be Registrable Securities until such time as such Exchange Securities are sold to a purchaser in whose hands such Exchange Securities are freely tradeable without any limitations or restrictions under the 1933 Act) or (v) such Securities have been exchanged for Private Exchange Securities pursuant to the Registration Rights Agreement (in which case such Private Exchange Securities will be deemed to be Registrable Securities until such time as such Private Exchange Securities are sold to a purchaser in whose hands such Private Exchange Securities are freely tradeable without any limitations or restrictions under the 1933 Act).

            "REGISTRATION DEFAULT" shall have the meaning set forth in Section 2(e).

            "REGISTRATION EXPENSES" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or NASD registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state or other securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with qualification of any of the Exchange Securities or Registrable Securities under state or other securities or blue sky laws and any filing with and review by the
      NASD), (iii) all expenses of any Persons in preparing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements, certificates representing the Securities or Exchange Securities and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and expenses incurred in connection with the listing, if any, of any of the Securities, Private Exchange Securities (if any) or Exchange Securities on any securities exchange or exchanges or on any quotation system, (vi) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vii) the fees and disbursements of counsel for

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      the Company and the fees and expenses of independent public accountants for the Company or for any other Person, business or assets whose financial statements are included in any Registration Statement or Prospectus, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (viii) the fees and expenses of a "qualified independent underwriter" as defined by Conduct Rule 2720 of the NASD (if required by the NASD rules) and the fees and disbursements of its counsel, (ix) the fees and expenses of the Trustee, any registrar, any depositary, any paying agent, any escrow agent or any custodian, in each case including fees and disbursements of their respective counsel, and (x) in the case of an underwritten offering, any fees and disbursements of the underwriters customarily paid by issuers or sellers of securities and the fees and expenses of any special experts retained by the Company in connection with any Registration Statement but excluding (except as otherwise provided herein) fees of counsel to the underwriters or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

            "REGISTRATION STATEMENT" shall mean any registration statement of the Company and the Guarantors relating to any offering of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement (including, without limitation, any Exchange Offer Registration Statement and any Shelf Registration Statement), and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated or deemed to be incorporated by reference therein.

            "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

            "SECURITIES" shall have the meaning set forth in the preamble to this Agreement.

            "SHELF REGISTRATION" shall mean a registration effected pursuant to
      Section 2(b) hereof.

            "SHELF REGISTRATION STATEMENT" shall mean a "shelf" registration statement of the Company and the Guarantors pursuant to the provisions of
      Section 2(b) of this Agreement which covers all of the Registrable Securities or Private Exchange Securities (if any), as the case may be, on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated or deemed to be incorporated by reference therein.

            "TIA" shall mean the Trust Indenture Act of 1939, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

            "TRUSTEE" shall mean the trustee with respect to the Securities, the Private Exchange Securities (if any) and the Exchange Securities under the Indenture.

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      For purposes of this Agreement, (i) all references in this Agreement to any Registration Statement, preliminary prospectus or Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval system; (ii) all references in this Agreement to financial statements and schedules and other information which is "contained", "included" or "stated" in any Registration Statement or Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated or deemed to be incorporated by reference in such Registration Statement or Prospectus, as the case may be;
(iii) all references in this Agreement to amendments or supplements to any Registration Statement or Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated or deemed to be incorporated by reference in such Registration Statement or Prospectus, as the case may be; (iv) all references in this Agreement to Rule 144, Rule 144A or Rule 405 under the 1933 Act, and all references to any sections or subsections thereof or terms defined therein, shall in each case include any successor provisions thereto; and (v) all references in this Agreement to days (but not to business days) shall mean calendar days.

      2.    REGISTRATION UNDER THE 1933 ACT.

      (a) EXCHANGE OFFER REGISTRATION. The Company shall (A) file with the SEC on or prior to the 135th day after the Closing Time an Exchange Offer Registration Statement covering the offer by the Company and the Guarantors to the Holders to exchange all of the Registrable Securities for a like aggregate principal amount of Exchange Securities, (B) use its reasonable best efforts to cause such Exchange Offer Registration Statement to be declared effective by the SEC no later than the 180th day after the Closing Time, (C) use its reasonable best efforts to cause such Registration Statement to remain effective until the closing of the Exchange Offer and (D) use its reasonable best efforts to consummate the Exchange Offer no later than 45 days after the effective date of the Exchange Offer Registration Statement. Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder eligible and electing to exchange Registrable Securities for Exchange Securities (assuming that such Holder is not an affiliate of the Company within the meaning of Rule 405 under the 1933 Act, acquires the Exchange Securities in the ordinary course of such Holder's business and has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing such Exchange Securities) to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the 1933 Act or under the securities or blue sky laws of the states of the United States.

      In connection with the Exchange Offer, the Company shall:

              (i) promptly mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

             (ii) keep the Exchange Offer open for not less than 20 business days (or longer if required by applicable law) after the date notice thereof is mailed to the Holders and, during the Exchange Offer, offer to all Holders who are legally eligible to participate

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      in the Exchange Offer the opportunity to exchange their Registrable
      Securities for Exchange Securities;

            (iii) use the services of a depositary with an address in Nashville, Tennessee, Charlotte, North Carolina or the Borough of Manhattan, The City of New York for the Exchange Offer;

             (iv) permit Holders to withdraw tendered Registrable Securities at any time prior to the close of business, New York City time, on the last business day on which the Exchange Offer shall remain open, by sending to the institution specified in the Prospectus or the related letter of transmittal or related documents a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange, and a statement that such Holder is withdrawing its election to have such Securities exchanged; and

              (v) otherwise comply in all material respects with all applicable laws relating to the Exchange Offer.

      If, at or prior to the consummation of the Exchange Offer, any of the Initial Purchasers holds any Securities acquired by it and having the status of an unsold allotment in the initial distribution, the Company shall, upon the request of any such Initial Purchaser, simultaneously with the delivery of the Exchange Securities in the Exchange Offer, issue and deliver to such Initial Purchaser in exchange for such Securities a like principal amount of debt securities of the Company that are identical (except that such debt securities shall be subject to transfer restrictions and shall bear a legend relating to restrictions on ownership and transfer as a result of the issuance thereof without registration under the 1933 Act and shall provide for the payment of Additional Interest) to the Exchange Securities (the "Private Exchange Securities"). The Company shall use its reasonable best efforts to have the Private Exchange Securities bear the same CUSIP number as the Exchange Securities and, if unable to do so, the Company will, at such time as any Private Exchange Security ceases to be a "restricted security" within the meaning of Rule 144 under the 1933 Act, permit any such Private Exchange Security to be exchanged for a like principal amount of Exchange Securities. The Company shall not have any liability under this Agreement solely as a result of any such Private Exchange Securities not bearing the same CUSIP number as the Exchange Securities.

      The Exchange Securities and the Private Exchange Securities (if any) shall be issued under the Indenture, which shall be qualified under the TIA. The Indenture shall provide that the Exchange Securities, the Private Exchange Securities (if any) and the Securities shall vote and consent together on all matters as a single class and shall constitute a single series of debt securities issued under the Indenture.

      As soon as practicable after the close of the Exchange Offer, the Company shall:

            (i) accept for exchange all Registrable Securities duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which is an exhibit thereto;

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            (ii)  deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities so accepted for exchange by the Company; and

            (iii) cause the Trustee promptly to authenticate and deliver Exchange Securities to each Holder of Registrable Securities so accepted for exchange equal in principal amount to the principal amount of the Registrable Securities of such Holder so accepted for exchange.

      Interest on each Exchange Security and such Private Exchange Security (if any) will accrue from the last date on which interest was paid or duly provided for on the Securities surrendered in exchange therefor or, if no interest has been paid or duly provided for on such Securities, from the Interest Accrual Date. The Exchange Offer shall not be subject to any conditions, other than (i) that the Exchange Offer, or the making of any exchange by a Holder, does not violate any applicable law or any applicable interpretation of the staff of the SEC, (ii) that no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer, and (iii) that the Holders tender the Registrable Securities to the Company in accordance with the Exchange Offer. Each Holder of Registrable Securities (other than Participating Broker-Dealers) who wishes to exchange such Registrable Securities for Exchange Securities in the Exchange Offer will be required to represent that
(i) it is not an affiliate (as defined in Rule 405 under the 1933 Act) of the Company, (ii) any Exchange Securities to be received by it will be acquired in the ordinary course of business and (iii) it has no arrangement with any Person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Securities, and shall be required to make such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form S-4 or another appropriate form under the 1933 Act available. To the extent permitted by law, the Company shall inform the Initial Purchasers of the names and addresses of the Holders of Securities to whom the Exchange Offer is made and, to the extent such information is available to the Company, the names and addresses of the beneficial owners of such Securities, and the Initial Purchasers shall have the right to contact such Holders and beneficial owners and otherwise facilitate the tender of Registrable Securities in the Exchange Offer.

      (b) SHELF REGISTRATION. (i) If, because of any change in law or applicable interpretations thereof by the staff of the SEC, the Company and the Guarantors are not permitted to effect the Exchange Offer as contemplated by
Section 2(a) hereof, or (ii) if for any other reason (A) the Exchange Offer Registration Statement is not declared effective within 180 days following the Closing Time or (B) the Exchange Offer is not consummated within 45 days after effectiveness of the Exchange Offer Registration Statement (provided that if the Exchange Offer Registration Statement shall be declared effective after such 180-day period or if the Exchange Offer shall be consummated after such 45-day period, then the Company's obligations under this clause (ii) arising from the failure of the Exchange Offer Registration Statement to be declared effective within such 180-day period or the failure of the Exchange Offer to be consummated within such 45-day period, respectively, shall terminate), or (iii) if any Holder (other than an Initial Purchaser holding Securities acquired directly from the Company) is not eligible to participate in the Exchange Offer or elects to participate in the Exchange Offer but does not receive Exchange Securities which are freely tradeable without any limitations or

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restrictions under the 1933 Act or (iv) upon the request of any of the Initial
Purchasers within 90 days following the consummation of the Exchange Offer (provided that, in the case of this clause (iv), such Initial Purchaser shall hold Registrable Securities (including, without limitation, Private Exchange Securities) that it acquired directly from the Company), the Company shall, at its cost:

            (A) as promptly as practicable, but no later than (a) the 180th day after the Closing Time or (b) the 60th day after any such filing obligation arises, whichever is later, file with the SEC a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders of such Registrable Securities and set forth in such Shelf Registration Statement;

            (B) use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the SEC as promptly as practicable, but in no event later than the 225th day after the Closing Time (or, in the case of a request by any of the Initial Purchasers pursuant to clause (iv) above, within 90 days after such request). In the event that the Company is required to file a Shelf Registration Statement pursuant to clause (iii) or (iv) above, the Company shall file and use its reasonable best efforts to have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by such Holder or such Initial Purchaser, as applicable;

            (C) use its reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required, in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years after the latest date on which any Securities and Guarantees are originally issued by the Company and the Guarantors respectively (subject to extension pursuant to the last paragraph of Section 3) or, if earlier, when all of the Registrable Securities covered by such Shelf Registration Statement (i) have been sold pursuant to the Shelf Registration Statement in accordance with the intended method of distribution thereunder, (ii) become eligible for resale pursuant to Rule 144(k) under the 1933 Act or (iii) cease to be Registrable Securities; and

            (D) notwithstanding any other provisions hereof, use its reasonable best efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming a part thereof and any supplements thereto comply in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement and any amendment or supplement to such Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however,

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      clauses (ii) and (iii) shall not apply to any statement in or omission from a Shelf Registration Statement or a Prospectus made in reliance upon and conformity with information relating to any Initial Purchaser, Holder, Participating Broker-Dealer or underwriter of Registrable Securities furnished to the Company in writing by such Initial Purchaser, Holder, Participating Broker-Dealer or underwriter, respectively, expressly for use in such Shelf Registration Statement or Prospectus.

      The Company agrees, if necessary, to supplement or amend the Shelf Registration Statement if reasonably requested by the Majority Holders with respect to information relating to the Holders and otherwise as required by
Section 3(b) below, to use its reasonable best efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon as practicable thereafter and to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

      (c) EXPENSES. The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) and 2(b) and, in the case of any Shelf Registration Statement, will reimburse the Holders or the Initial Purchasers for the reasonable fees and disbursements of one counsel (in addition to any local counsel) designated in writing by the Majority Holders (or, if a Shelf Registration Statement is filed solely pursuant to clause (iv) of the first paragraph of Section 2(b), designated by the Initial Purchasers) to act as counsel for the Holders of the Registrable Securities in connection therewith. Each Holder shall pay all fees and disbursements of its counsel other than as set forth in the preceding sentence or in the definition of Registration Expenses and all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to a Shelf Registration Statement.

      (d)   EFFECTIVE REGISTRATION STATEMENT.

            (i)   An Exchange Offer Registration Statement pursuant to
      Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof shall not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Securities pursuant to a Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement shall be deemed not to have been effective during the period of such interference until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

            (ii) During any 365-day period, the Company may, by notice as described in Section 3(e), suspend the availability of a Shelf Registration Statement (and, if the Exchange Offer Registration Statement is being used in connection with the resale of Exchange Securities by Participating Broker-Dealers as contemplated by Section 3(f), the Exchange Offer Registration Statement) and the use of the related Prospectus for up to two periods of up to 45 consecutive days each, but no more than an aggregate of 90 days during any 365-day period, upon the happening of any event or the discovery of any fact referred to in Section 3(e)(vi), but subject to compliance by the Company with its obligations under the last paragraph of Section 3.

      (e)   INCREASE IN INTEREST RATE. In the event that:

              (i) the Exchange Offer Registration Statement is not filed with the SEC on or prior to the 135th day following the Closing Time, or

             (ii) the Exchange Offer Registration Statement is not declared effective by the SEC on or prior to the 180th day following the Closing Time, or

            (iii) the Exchange Offer is not consummated on or prior to the 45th day following the effective date of the Exchange Offer Registration Statement, or

             (iv) if required, a Shelf Registration Statement is not filed with the SEC on or prior to (A) the 180th day following the Closing Time or (B) the 60th day after the filing obligation arises, whichever is later, or

              (v) if required, a Shelf Registration Statement is not declared effective on or prior to the 225th day following the Closing Time (or, if a Shelf Registration Statement is required to be filed upon the request of any Initial Purchaser, within 90 days after such request), or

             (vi) a Shelf Registration Statement is declared effective by the SEC but such Shelf Registration Statement ceases to be effective or such Shelf Registration Statement or the Prospectus included therein ceases to be usable in connection with resales of Registrable Securities for any reason and either (A) the aggregate number of days in any consecutive 365-day period for which the Shelf Registration Statement or such Prospectus shall not be effective or usable exceeds 90 days, (B) the Shelf Registration Statement or such Prospectus shall not be effective or usable for more than two periods (regardless of duration) in any consecutive 365-day period or (C) the Shelf Registration Statement or such Prospectus shall not be effective or usable for a period of more than 45 consecutive days, or

            (vii) the Exchange Offer Registration Statement is declared effective by the SEC but, if the Exchange Offer Registration Statement is being used in connection with the resale of Exchange Securities as contemplated by Section 3(f) of this Agreement, the Exchange Offer Registration Statement ceases to be effective or the Exchange Offer Registration Statement or the Prospectus included therein ceases to be usable in connection with resales of Exchange Securities for any reason during the 180-day period referred to in Section 3(f)(B) of this Agreement (as such period may be extended pursuant to the last paragraph of Section 3 of this Agreement) and either (A) the aggregate number of days in any consecutive 365-day period for which the Exchange Offer Registration Statement or such Prospectus shall not be effective or usable exceeds 90 days, (B) the Exchange Offer Registration Statement or such Prospectus shall not be effective or usable for more than two periods (regardless of duration) in any consecutive 365-day period or (C) the Exchange Offer Registration Statement or the Prospectus shall not be effective or usable for a period of more than 45 consecutive days,

      (each of the events referred to in clauses (i) through (vii) above being hereinafter called a "Registration Default"), the per annum interest rate borne by the Registrable Securities shall be increased ("Additional Interest") by one-quarter of one percent (0.25%) per annum immediately following such 135-day period in the case of clause (i) above, immediately following such 180-day period in the case of clause (ii) above, immediately following such 45-day period in the case of clause (iii) above, immediately following any such 180-day period or 60-day period, whichever ends later, in the case of clause (iv) above, immediately following any such 225-day period or 90-day period, whichever ends first, in the case of clause (v) above, immediately following the 90th day in any consecutive 365-day period, as of the first day of the third period in any consecutive 365-day period or immediately following the 45th consecutive day, whichever occurs first, that a Shelf Registration Statement shall not be effective or a Shelf Registration Statement or the Prospectus included therein shall not be usable as contemplated by clause (vi) above, or immediately following the 90th day in any consecutive 365-day period, as of the first day of the third period in any consecutive 365-day period or immediately following the 45th consecutive day, whichever occurs first, that the Exchange Offer Registration Statement shall not be effective or the Exchange Offer Registration Statement or the Prospectus included therein shall not be usable as contemplated by clause (vii) above, which rate will be increased by an additional one-quarter of one percent (0.25%) per annum immediately following each 90-day period that any Additional Interest continues to accrue under any circumstances; provided that the aggregate increase in such annual interest rate may in no event exceed one-half of one percent (0.50%) per annum. Upon the filing of the Exchange Offer Registration Statement after the 135-day period described in clause
      (i) above, the effectiveness of the Exchange Offer Registration Statement after the 180-day period described in clause (ii) above, the consummation of the Exchange Offer after the 45-day period described in clause (iii) above, the filing of the Shelf Registration Statement after the 180-day period or 60-day period day, as the case may be, described in clause (iv) above, the effectiveness of a Shelf Registration Statement after the 225-day period or 90-day period, as the case may be, described in clause
      (v) above, or the Shelf Registration Statement once again being effective or the Shelf Registration Statement and the Prospectus included therein becoming usable in connection with resales of Registrable Securities, as the case may be, in the case of clause (vi) above, or the Exchange Offer Registration Statement once again becoming effective or the Exchange Offer Registration Statement and the Prospectus included therein becoming usable in connection with resales of Exchange Securities, as the case may be, in the case of clause (vii) thereof, the interest rate borne by the Securities from the date of such filing, effectiveness, consummation or resumption of effectiveness or useability, as the case may be, shall be reduced to the original interest rate so long as no other Registration Default shall have occurred and shall be continuing at such time and the Company is otherwise in compliance with this paragraph; provided, however, that, if after any such reduction in interest rate, one or more Registration Defaults shall again occur, the interest rate shall again be increased pursuant to the foregoing provisions.

            Anything herein to the contrary notwithstanding, any Holder who was, at the time the Exchange Offer was pending and consummated, eligible to exchange, and did not validly tender, its Securities for Exchange Securities in the Exchange Offer will not be entitled to receive any Additional Interest. For purposes of clarity, it is hereby acknowledged and agreed that, under current interpretations of law by the SEC, Initial Purchasers holding unsold allotments of Securities acquired from the Company are not eligible to participate in the Exchange Offer.

      3. REGISTRATION PROCEDURES. In connection with the obligations of the Company with respect to the Registration Statements pursuant to Sections 2(a) and 2(b) hereof, the Company shall:

            (a) prepare and file with the SEC a Registration Statement or, if required, Registration Statements, within the time periods specified in
      Section 2, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Company, (ii) shall, in the case of a Shelf Registration Statement, be available for the sale of the Registrable Securities by the selling Holders thereof and (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith, and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

            (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act; and comply with the provisions of the 1933 Act and the 1934 Act with respect to the disposition of all Securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

            (c) in the case of a Shelf Registration, (i) notify each Holder of Registrable Securities, at least ten business days prior to filing, that a Shelf Registration Statement with respect to the Registrable Securities is being filed and advising such Holders that the distribution of Registrable Securities will be made in accordance with the method elected by the Majority Holders; (ii) furnish to each Holder of Registrable Securities, to counsel for the Initial Purchasers, to counsel for the Holders and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder, counsel or underwriter may reasonably request, including financial statements and schedules and, if such Holder, counsel or underwriter so requests, all exhibits (including those incorporated by reference) in order to facilitate the public sale or other disposition of the Registrable Securities; and (iii) subject to the penultimate paragraph of this Section 3, the Company hereby consents to the use of the Prospectus, including each preliminary Prospectus, or any amendment or supplement thereto by each of the Holders and underwriters of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by any Prospectus or any amendment or supplement thereto;

            (d) use its reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Securities shall reasonably request, to cooperate with the Holders and the underwriters of any Registrable Securities in connection with any filings required to be made with the NASD, to keep each such registration or qualification effective during the period such Registration Statement is required to be effective and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that neither the Company nor any Guarantor shall be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d) or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction if it is not then so subject;

            (e) in the case of a Shelf Registration, notify each Holder of Registrable Securities and counsel for such Holders promptly and, if requested by such Holder or counsel, confirm such advice in writing promptly (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective,
      (ii) of any request by the SEC or any state securities authority for post-effective amendments or supplements to a Registration Statement or Prospectus or for additional information after a Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to such offering cease to be true and correct,
      (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the happening of any event or the discovery of any facts during the period a Shelf Registration Statement is effective which makes any statement made in such Shelf Registration Statement or the related Prospectus untrue in any material respect or which constitutes an omission to state a material fact in such Shelf Registration Statement or Prospectus and (vii) of any determination by the Company that a post-effective amendment to a Registration Statement would be appropriate. Without limitation to any other provisions of this Agreement, the Company agrees that this Section 3(e) shall also be applicable, mutatis mutandis, with respect to the Exchange Offer Registration Statement and the Prospectus included therein to the extent that such Prospectus is being used by Participating Broker-Dealers as contemplated by Section 3(f);

            (f) (A) in the case of an Exchange Offer, (i) include in the Exchange Offer Registration Statement (x) a "Plan of Distribution" section (substantially in the form set forth in Annex A hereto) covering the use of the Prospectus included in the Exchange Offer Registration Statement by broker-dealers who have exchanged their Registrable Securities for Exchange Securities for the resale of such Exchange Securities and (y) a statement to the effect that any such broker-dealers who wish to use the related Prospectus in connection with the resale of Exchange Securities acquired as a result of market-making or other trading activities will be required to notify the Company to that effect, together with instructions for giving such notice (which instructions shall include a provision for giving such notice by checking a box or making another appropriate notation on the related letter of transmittal) (each such broker-dealer who gives notice to the Company as aforesaid being hereinafter called a "Notifying Broker-Dealer"), (ii) furnish to each Notifying Broker-Dealer who desires to participate in the Exchange Offer, without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement and any amendment or supplement thereto, as such broker-dealer may reasonably request, (iii) include in the Exchange Offer Registration Statement a statement that any broker-dealer who holds Registrable Securities acquired for its own account as a result of market-making activities or other trading activities (a "Participating Broker-Dealer"), and who receives Exchange Securities for Registrable Securities pursuant to the Exchange Offer, may be a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities, (iv) subject to the penultimate paragraph of this Section 3, the Company hereby consents to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto by any Notifying Broker-Dealer in connection with the sale or transfer of Exchange Securities, and (v) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer the following provision:

            "If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities. If the undersigned is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities, it represents that the Registrable Securities to be exchanged for Exchange Securities were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the 1933 Act;"

            (B) to the extent any Notifying Broker-Dealer participates in the Exchange Offer, (i) the Company shall use its reasonable best efforts to maintain the effectiveness of the Exchange Offer Registration Statement for a period of 180 days (subject to extension pursuant to the last paragraph of this Section 3) following the last date on which exchanges are accepted pursuant to the Exchange Offer, and (ii) the Company will comply, insofar as relates to the Exchange Offer Registration Statement, the Prospectus included therein and the offering and sale of Exchange Securities pursuant thereto, with its obligations under Section 2(b)(D), the last paragraph of Section 2(b), Section 3(c), 3(d), 3(e), 3(i), 3(j), 3(k), 3(o) and 3(p), and the last two paragraphs of this Section 3 as if all references therein to a Shelf Registration Statement, the Prospectus included therein and the Holders of Registrable Securities referred, mutatis mutandis, to the Exchange Offer Registration Statement, the Prospectus included therein and the applicable Notifying Broker-Dealers and, for purposes of this Section 3(f), all references in any such paragraphs or sections to the "Majority Holders" shall be deemed to mean, solely insofar as relates to this Section 3(f), the Notifying Broker-Dealers who are the Holders of the majority in aggregate principal amount of the Exchange Securities which are Registrable Securities; and

            (C) the Company shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement as would otherwise be contemplated by Section 3(b) or 3(k) hereof, or take any other action as a result of this Section 3(f), for a period exceeding 180 days (subject to extension pursuant to the last paragraph of this Section
      3) after the last date on which exchanges are accepted pursuant to the Exchange Offer and Notifying Broker-Dealers shall not be authorized by the Company to, and shall not, deliver such Prospectus after such period in connection with resales contemplated by this Section 3;

            (g) (i) in the case of an Exchange Offer, furnish counsel for the Initial Purchasers and (ii) in the case of a Shelf Registration, furnish counsel for the Holders of Registrable Securities and counsel for any underwriters of Registrable Securities copies of any request by the SEC or any state securities authority for amendments or supplements to a Registration Statement or Prospectus or for additional information;

            (h) use its reasonable best effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement as soon as practicable and provide immediate notice to each Holder of the withdrawal of any such order;

            (i) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and any post-effective amendments thereto (without documents incorporated or deemed to be incorporated therein by reference or exhibits thereto, unless requested);

            (j) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and cause such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and in a form eligible for deposit with the Depositary and registered in such names as the selling Holders or the underwriters, if any, may reasonably request in writing at least one business day prior to the closing of any sale of Registrable Securities;

            (k) in the case of a Shelf Registration, upon the occurrence of any event or the discovery of any facts as contemplated by Section 3(e)(vi) hereof, use its reasonable best efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated or deemed to be incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder of such determination and to furnish each Holder such number of copies of the Prospectus, as amended or supplemented, as such Holder may reasonably request;

            (l) obtain CUSIP numbers for all Exchange Securities or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with printed or word-processed certificates for the Exchange Securities or Registrable Securities, as the case may be, in a form eligible for deposit with the Depositary;

            (m) (i) cause the Indenture to be qualified under the TIA in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be, (ii) cooperate with the Trustee and the Holders to effect such changes, if any, to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use its reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, if any, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

            (n) in the case of a Shelf Registration, the holders of a majority in principal amount of the Registrable Securities registered pursuant to such Shelf Registration Statement shall have the right to direct the Company to effect not more than one underwritten registration and, in connection with such underwritten registration, the Company shall enter into agreements (including underwriting agreements or similar agreements) and take all other customary and appropriate actions (including those reasonably requested by the holders of a majority in principal amount of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, in a manner that is reasonable and customary:

                  (i) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by such Holders and underwriters;

                 (ii) obtain opinions of counsel to the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, and the Holders of a majority in principal amount of the Registrable Securities being sold) addressed to each selling Holder and the underwriters, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

                (iii) obtain "cold comfort" letters and updates thereof with respect to such Shelf Registration Statement and the Prospectus included therein, all amendments and supplements thereto and all documents incorporated or deemed to be incorporated by reference therein from the Company's independent certified public accountants and from the independent certified public accountants for any other Person or any business or assets whose financial statements are included or incorporated by reference in the Shelf Registration Statement, each addressed to the underwriters, and use reasonable best efforts to have such letters addressed to the selling Holders of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings and such letters to be delivered at the time of the pricing of such underwritten registration with an update to such letter to be delivered at the time of closing of such underwritten registration;

                 (iv) if an underwriting agreement or other similar agreement is entered into, cause the same to set forth indemnification and contributions provisions and procedures substantially equivalent to the indemnification and contributions provisions and procedures set forth in Section 5 hereof with respect to the underwriters and all other parties to be indemnified pursuant to Section 5 hereof or such other indemnification and contributions as shall be satisfactory to the Company, the applicable underwriters and the Holders of the majority in principal amount of the Registrable Securities being sold; and

                  (v) deliver such other documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings.

      The documents referred to in Sections 3(n)(ii) and 3(n)(v) shall be delivered at the closing under any underwriting or similar agreement as and to the extent required thereunder. In the case of any such underwritten offering, the Company shall provide written notice to the Holders of all Registrable Securities of such underwritten offering at least 30 days prior to the filing of a prospectus supplement for such underwritten offering. Such notice shall (x) offer each such Holder the right to participate in such underwritten offering, (y) specify a date, which shall be no earlier than 15 days following the date of such notice, by which such Holder must inform the Company of its intent to participate in such underwritten offering and (z) include the instructions such Holder must follow in order to participate in such underwritten offering;

            (o) in the case of a Shelf Registration, make available for inspection by representatives of the Holders of the Registrable Securities and any underwriters participating in any disposition pursuant to a Shelf Registration Statement and any counsel or accountant retained by such Holders or underwriters, all financial statements and other records, documents and properties of the Company reasonably requested by any such Persons, and cause the respective officers, directors, employees, and any other agents of the Company to supply all information reasonably requested by any such Persons in connection with a Shelf Registration Statement;

            (p) (i) in the case of an Exchange Offer, a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to such Prospectus, provide copies of such documents to the Initial Purchasers, and make such changes in any such documents prior to the filing thereof as the Initial Purchasers or their counsel may reasonably request; (ii) in the case of a Shelf Registration, a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Holders of Registrable Securities, to the Initial Purchasers, to the underwriter or underwriters, of an underwritten offering of Registrable Securities, and to counsel for any such Holders, Initial Purchasers or underwriters, and make such changes in any such document prior to the filing thereof as the Holders of Registrable Securities, the Initial Purchasers, any such underwriter or underwriters or any of their respective counsel may reasonably request; and (iii) cause the representatives of the Company to be available for discussion of such documents as shall be reasonably requested by the Holders of Registrable Securities, the Initial Purchasers on behalf of such Holders or any underwriter, and shall not at any time make any filing of any such document of which such Holders, the Initial Purchasers on behalf of such Holders, their counsel or any underwriter shall not have previously been advised and furnished a copy or to which such Holders, the Initial Purchasers on behalf of such Holders, their counsel or any underwriter shall reasonably object within a reasonable time period;

            (q) in the case of a Shelf Registration, use its reasonable best efforts to cause the Registrable Securities to be rated with the appropriate rating agencies, if so requested by the Majority Holders of Registrable Securities or by the underwriter or underwriters of an underwritten offering, unless the Registrable Securities are already so rated;

            (r) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and, with respect to each Registration Statement and each post-effective amendment, if any, thereto and each filing by the Company of an Annual Report on Form 10-K, make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least twelve months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder; and

            (s) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter and its counsel.

      In the case of a Shelf Registration Statement, the Company may (as a condition to such Holder's participation in the Shelf Registration) require each Holder of Registrable Securities to furnish to the Company such information regarding such Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing and require such Holder to agree in writing to be bound by all provisions of this Agreement applicable to such Holder.

      In the case of a Shelf Registration Statement, each Holder agrees and, in the event that any Participating Broker-Dealer is using the Prospectus included in the Exchange Offer Registration Statement in connection with the sale of Exchange Securities pursuant to Section 3(f), each such Participating Broker-Dealer agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts of the kind described in
Section 3(e)(ii), 3(e)(iii) or 3(e)(v) through 3(e)(vii) hereof, such Holder or Participating Broker-Dealer, as the case may be, will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until receipt by such Holder or Participating Broker-Dealer, as the case may be, of (i) the copies of the supplemented or amended Prospectus contemplated by Section 3(k) hereof or (ii) written notice from the Company that the Shelf Registration Statement or the Exchange Offer Registration Statement, respectively, are once again effective or that no supplement or amendment is required. If so directed by the Company, such Holder or Participating Broker-Dealer, as the case may be, will deliver to the Company (at the Company's expense) all copies in its possession, other than permanent file copies then in its possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. Nothing in this paragraph shall prevent the accrual of Additional Interest on any Securities or Exchange Securities.

      If the Company shall give any such notice to suspend the disposition of Registrable Securities pursuant to the immediately preceding paragraph, the Company shall be deemed to have used its reasonable best efforts to keep the Shelf Registration Statement or, in the case of Section 3(f), the Exchange Offer Registration Statement, as the case may be, effective during such period of suspension; provided that (i) such period of suspension shall not exceed the time periods provided in Section 2(d)(ii) hereof and (ii) the Company shall use its reasonable best efforts to file and have declared effective (if an amendment) as soon as practicable thereafter an amendment or supplement to the Shelf Registration Statement or the Exchange Offer Registration Statement or both, as the case may be, or the Prospectus included therein and shall extend the period during which the Shelf Registration Statement or the Exchange Offer Registration Statement or both, as the case may be, shall be maintained effective pursuant to this Agreement (and, if applicable, the period during which Participating Broker-Dealers may use the Prospectus included in the Exchange Offer Registration Statement pursuant to Section 3(f) hereof) by the number of days during the period from and including the date of the giving of such notice to and including the earlier of the date when the Holders or Participating Broker-Dealers, respectively, shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions and the effective date of written notice from the Company to the Holders or Participating Broker-Dealers, respectively, that the Shelf Registration Statement or the Exchange Offer Registration Statement, respectively, are once again effective or that no supplement or amendment is required.

      4. UNDERWRITTEN REGISTRATIONS. If any of the Registrable Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Majority Holders of such Registrable Securities included in such offering, subject to the consent of the Company, which consent shall not be unreasonably withheld.

      No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

      5.    INDEMNIFICATION AND CONTRIBUTION.

      (a) The Company and each Initial Guarantor agrees to indemnify and hold harmless each Initial Purchaser, each Holder, each Participating Broker-Dealer, each underwriter who participates in an offering of Registrable Securities (each, an "Underwriter"), their respective affiliates, directors and officers and each Person, if any, who controls any Initial Purchaser, Holder, Participating Broker-Dealer or Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Exchange Securities or Registrable Securities were registered under the 1933 Act or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or any omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

           (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred, reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser, Holder, Participating Broker-Dealer or Underwriter with respect to such Initial Purchaser, Holder, Participating Broker-Dealer or Underwriter, as the case may be, expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or made in reliance upon the Statements of Eligibility and Qualification of Trustees (Form T-1) under the 1939 Act filed as exhibits to the Registration Statement; and PROVIDED, FURTHER, that the foregoing indemnity agreement, with respect to any preliminary Prospectus, shall not inure to the benefit of any Initial Purchaser, Holder, Participating Broker-Dealer or Underwriter from whom the Person asserting any such losses, claims, damages or liabilities purchased, or any affiliate, director or officer of or any Person controlling such Initial Purchaser, Holder, Participating Broker-Dealer or Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Initial Purchaser, Holder, Participating Broker-Dealer or Underwriter to such Person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such Person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages, expenses or liabilities.

      (b) Each Holder, each Participating Broker-Dealer and each Underwriter, severally but not jointly, agrees to indemnify and hold harmless the Company, each Guarantor, each officer, director and affiliate of the Company or any Guarantor, each Initial Purchaser (other than such Holder), each other Participating Broker-Dealer, each other Underwriter and each other selling Holder and each Person, if any, who controls the Company, any Guarantor, any Initial Purchaser, any Underwriter, any Participating Broker-Dealer or any other selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 5(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information with respect to such Holder, Underwriter or Participating Broker-Dealer furnished to the Company by such Holder, Underwriter or Participating Broker-Dealer expressly for use in the Shelf Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder, Underwriter or Participating Broker-Dealer shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Person from the sale of Registrable Securities pursuant to such Shelf Registration Statement.

      (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such Person (the "Indemnified Person") shall promptly notify the Person against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 5 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 5. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 5 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable fees and expenses shall be reimbursed as they are incurred. Any such separate firm (x) for any Initial Purchaser, its affiliates, directors and officers and any control Persons of such Initial Purchaser shall be designated in writing by JPMorgan, (y) for any Holder, its affiliates, directors and officers and any control Persons of such Holder shall be designated in writing by the Majority Holders and (z) in all other cases shall be designated in writing by the Company with the consent of the Indemnified Party (if other than the Company or any Guarantor), such consent not to be unreasonably withheld. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

      (d)   To the extent the indemnification provided for in paragraphs (a) and
(b) above is unavailable to an Indemnified Person in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, expenses or liabilities in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors from the offering of the Securities and the Exchange Securities, on the one hand, and by the Holders from receiving Securities or Exchange Securities registered under the Securities Act, on the other hand, and the relative fault of the Company and the Guarantors on the one hand and the Holders, Participating Broker-Dealers and Underwriters, as applicable, on the other in connection with the statements or omissions that resulted in such losses, claims, expenses, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors on the one hand and the Holders, Participating Broker-Dealers and Underwriters, as applicable, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or by the Holders, Participating Broker-Dealers or Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      (e) The Company, the Holders, and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Person and referred to above in this Section 5 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Person in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

      Notwithstanding the provisions of this Section 5, no Initial Purchaser or Holder, Participating Broker-Dealer or Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which Registrable Securities sold by it were offered exceeds the amount of any damages that such Initial Purchaser, Holder, Participating Broker-Dealer or Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

      No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

      For purposes of this Section 5, each Person, if any, who controls an Initial Purchaser, Holder, Participating Broker-Dealer or Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser, Holder, Participating Broker-Dealer or Underwriter, as the case may be, and each director of the Company or any Guarantor, each officer of the Company or any Guarantor who signed the Registration Statement and each Person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The respective obligations of the Initial Purchasers, Holders, Participating Broker-Dealers and Underwriters to contribute pursuant to this
Section 5 are several in proportion to the principal amount of Securities purchased by them and not joint.

      The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser, Holder, Participating Broker-Dealer or Underwriter or any Person controlling any Initial Purchaser, Holder, Participating Broker-Dealer or Underwriter, or by or on behalf of the Company, any Guarantor, any officers or directors of the Company or any

Guarantor or any Person controlling the Company or any Guarantor, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities or Exchange Securities pursuant to a Shelf Registration Statement.

      6.    MISCELLANEOUS.

      (a) RULE 144 AND RULE 144A. For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the 1934 Act, the Company covenants that it will file all reports required to be filed by it under Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder, that if it ceases to be so required to file such reports, it will upon the request of any Holder or beneficial owner of Registrable Securities (i) make publicly available such information (including, without limitation, the information specified in Rule 144(c)(2) under the 1933 Act) as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (ii) deliver or cause to be delivered, promptly following a request by any Holder or beneficial owner of Registrable Securities or any prospective purchaser or transferee designated by such Holder or beneficial owner, such information (including, without limitation, the information specified in Rule 144A(d)(4) under the 1933 Act) as is necessary to permit sales pursuant to Rule 144A under the 1933 Act, and (iii) take such further action that is reasonable in the circumstances, in each case to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (x) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (y) Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or (z) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder or beneficial owner of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

      (b) NO INCONSISTENT AGREEMENTS. The Company has not entered into nor will the Company on or after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof; provided that the Company will not be precluded from entering into any agreement after the date hereof which may or does result, directly or indirectly, in the payment of Additional Interest. The rights granted to the Holders hereunder do not and will not in any way conflict with and are not and will not be inconsistent with the rights granted to the holders of any of the Company's other issued and outstanding securities under any other agreements entered into by the Company or any of its subsidiaries.

      (c) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure.

      (d) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder or Participating Broker-Dealer (other than an Initial Purchaser), at the most current address set forth on the records of the registrar under the Indenture, (ii) if to an Initial Purchaser, at the most current address given by such Initial Purchaser to the Company by means of a notice given in accordance with the provisions of this Section 6(d), which address initially is the address set forth in the Purchase Agreement; (iii) if to the Company, initially at the address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this
Section 6(d) and (iv) if to any Underwriter, at the most current address given by such Underwriter to the Company by means of a notice given in accordance with the provisions of this Section 6(d), which address initially shall be the address set forth in the applicable underwriting agreement.

      All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, first class, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

      Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

      (e) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

      (f) THIRD PARTY BENEFICIARY. Each Holder and Participating Broker-Dealer shall be a third party beneficiary of the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder. Each Holder, by its acquisition of Securities, shall be deemed to have agreed to the provisions of Section 5 hereof.

      (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      (h) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      (i) RESTRICTION ON RESALES. If (i) the Company or any of its subsidiaries or affiliates (as defined in Rule 144 under the 1933 Act) shall redeem, purchase or otherwise acquire any

Registrable Security or any Exchange Security which is a "restricted security" within the meaning of Rule 144 under the 1933 Act, the Company will deliver or cause to be delivered such Registrable Security or Exchange Security, as the case may be, to the Trustee for cancellation and neither the Company nor any of its subsidiaries or affiliates will hold or resell such Registrable Security or Exchange Security or issue any new Security or Exchange Security to replace the same.

      (j) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      (k) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                   FEDEX CORPORATION


                                   By:   /s/ Charles M. Buchas
                                      -----------------------------------
                                      Name:  Charles M. Buchas
                                      Title: Corporate Vice President
                                             and Treasurer

                                   FEDERAL EXPRESS CORPORATION


                                   By:   /s/ Cathy D. Ross
                                      -----------------------------------
                                      Name:  Cathy D. Ross
                                      Title: Chief Financial Officer

                                   FEDEX FREIGHT CORPORATION


                                   By:   /s/ Douglas G. Duncan
                                      -----------------------------------
                                      Name:  Douglas G. Duncan
                                      Title: President and
                                             Chief Executive Officer

                                   FEDEX FREIGHT EAST, INC.


                                   By:   /s/ Frank Conner
                                      -----------------------------------
                                      Name:  Frank Conner
                                      Title: VP Accounting & Finance, CFO

                                   FEDEX GROUND PACKAGE SYSTEM, INC.


                                   By:   /s/ Ronald R. Trombetta
                                      -----------------------------------
                                      Name:  Ronald R. Trombetta
                                      Title: Senior Vice President - Finance and
                                             Administration, Chief Financial
                                             Officer and Treasurer

                                   KINKO'S, INC.


                                   By:   /s/ Leslie M. Benners
                                      -----------------------------------
                                      Name:  Leslie M. Benners
                                      Title: Vice President & Treasurer

Confirmed and accepted
  as of the date first above written:

J.P. MORGAN SECURITIES INC.
BANC OF AMERICA SECURITIES LLC
BANC ONE CAPITAL MARKETS, INC.
CITIGROUP GLOBAL MARKETS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
  INCORPORATED
UTENDAHL CAPITAL GROUP, LLC
KBC FINANCIAL PRODUCTS USA INC.
MCDONALD INVESTMENTS INC.
MORGAN KEEGAN & COMPANY, INC.
THE ROYAL BANK OF SCOTLAND PLC
SCOTIA CAPITAL (USA) INC.
SUNTRUST CAPITAL MARKETS, INC.
VINING - SPARKS IBG, L.P.


By:  J.P. MORGAN SECURITIES INC.


By:   /s/ Stephen L. Sheiner
    -------------------------------------
    Name:  Stephen L. Sheiner
    Title: Vice President

Acting on behalf of itself and the other named Initial Purchasers

                                                                         ANNEX A

                              PLAN OF DISTRIBUTION

      Each broker-dealer that receives new notes for its own account under the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer for resales of new notes received in exchange for original notes that had been acquired as a result of market-making or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus, as it may be amended or supplemented, available to any broker-dealer for use in connection with any such resale. Any broker-dealers required to use this prospectus and any amendments or supplements to this prospectus for resales of the new notes must notify us of this fact by checking the box on the letter of transmittal requesting additional copies of these documents.

      Notwithstanding the foregoing, we are entitled under the registration rights agreements to suspend the use of this prospectus by broker-dealers under specified circumstances. For example, we may suspend the use of this prospectus if:

      - the SEC or any state securities authority requests an amendment or supplement to this prospectus or the related registration statement or additional information;

      - the SEC or any state securities authority issues any stop order suspending the effectiveness of the registration statement or initiates proceedings for that purpose;

      - we receive notification of the suspension of the qualification of the new notes for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose;

      -   the suspension is required by law; or

      - an event occurs which makes any statement in this prospectus untrue in any material respect or which constitutes an omission to state a material fact in this prospectus.

      If we suspend the use of this prospectus, the 180-day period referred to above will be extended by a number of days equal to the period of the suspension.

      We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account under the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on those notes or a combination of those methods, at market prices prevailing at the time of resale, at prices related to prevailing market prices or at negotiated prices. Any resales may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from the selling broker-dealer or the purchasers of the new notes. Any broker-dealer that resells new notes received by it for its own account under the exchange offer and any broker or dealer that participates in a distribution of the new notes may be deemed to be an "underwriter" within the

                                       A-1
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meaning of the Securities Act and any profit on any resale of new notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

      We have agreed to pay all expenses incidental to the exchange offer other than commissions and concessions of any broker or dealer and will indemnify holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

                                       A-2